SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



  Date of Report (date of event reported):  September 16, 1996.



                    AFGL INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)


                 Commission File Number: 0-23170


NEVADA                                       75-2134871
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)


850 Third Avenue
New York, New York                                     10022
(Address of principal executive offices)               (Zip Code)

         Registrant's Telephone Number:  (212) 508-3560


                         NOT APPLICABLE
 (Former name, former address and former fiscal year, if changed since last report)






     ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

      The independent auditors of AFGL International, Inc. (the "Company") for 1995 and 1994 were Moore Stephens, P.C., formerly Mortenson & Associates, P.C. ("Moore Stephens"). On September 16, 1996, the Company terminated the engagement of Moore Stephens as its independent auditors. The accounting firm of Ernst & Young LLP ("Ernst & Young") has been approved by the Board of Directors of the Company, upon recommendation by the Audit Committee, to serve as independent auditors of the Company for 1996, subject to approval by the stockholders by an affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented at the next meeting of stockholders scheduled for Fall 1996. The Company has been advised that neither Ernst & Young nor any of its members or associates has any relationship with the Company or any of its affiliates, except in the firm's proposed capacity as the Company's independent auditors.

     The reason for the change in independent auditors to Ernst & Young is the determination by the Audit Committee, which was accepted by the Board of Directors, that Ernst & Young has greater resources available for serving the present and future needs of the Company.

      During the fiscal years ended December 31, 1995 and 1994, the financial statements of the Company did not contain any adverse opinion or disclaimer of opinion from the Company's former independent auditors, and were not modified as to uncertainty, audit scope, or accounting principles. During this period, there were no disagreements with the former independent auditors on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure which, if not resolved to the former independent auditor's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its audit report.

           ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements:  None.

(b)  Pro Forma Financial Information:  None.



(c)  Exhibits

     Included in this report as Exhibit No. 1 (Item 601(a)(16) of
Regulation  S-B)  is  the letter of Moore Stephens,  P.C.,  dated
September 16, 1996, required by Item 304(a)(3) of Regulation S-B.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AFGL INTERNATIONAL INC.


DATED:  September 20, 1996    By /s/ Barry S. Roseman
                                Barry S. Roseman, President